NEWS BULLETIN FROM: FINANCIAL RELATIONS BOARD	RE:

15301 Ventura Blvd., Bldg B, Suite 300 Sherman Oaks, CA 91403 (818) 662-9800 NYSE: SZ

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Keith Wall	Kim Forster	Linda Chien	Tricia Ross
Vice President and CFO	Vice President, Planning	General Information	Investor/Analyst Contact
(818) 662-9800	(818) 662-9800	(310) 407-6547	(310) 407-6540

FOR IMMEDIATE RELEASE

November 24, 2003

WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES SECOND QUARTER FISCAL 2004 RESULTS

HIGHLIGHTS:
•	Revenue growth of 18.5 percent over the prior year, or $11.9 million for the quarter
•	Sizzler USA profitability reflects same store sales growth of 2.3 percent for the quarter, driven by eleven consecutive weeks of positive comps at company-owned restaurants, new television advertising and remodels, offset by downward pressure on margins
•	Pat & Oscar’s operating income adversely affected by same store sales decline of 6.0 percent for the quarter including a 2.5 point decline attributable to a recent E.coli incident and lower than anticipated sales and margins outside of the San Diego market
•	International operations continue strong same store sales trend with KFC up 12.8 percent and Australian Sizzlers up 4.2 percent compared to the prior year
•	Net income of $0.3 million, reflects soft domestic sales and margins

SHERMAN OAKS, Calif.—November 24, 2003—Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today reported financial results for the second quarter ended October 12, 2003.

The Company reported second quarter revenues of $76.3 million, an increase of 18.5 percent over the $64.4 million in the comparable quarter in fiscal 2003. Net income for the quarter was $0.3 million, or breakeven per diluted share, compared to $1.4 million, or $0.05 per diluted share, in the same period a year ago.

Revenue growth for the quarter was primarily attributable to the continuation of the same store sales growth trend at the company’s Australian KFC® and Sizzler® restaurants, and to the strengthening of the Australian dollar exchange rate, which had a favorable impact of $7.4 million. Additional

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Financial Relations Board serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

Worldwide Restaurant Concepts, Inc. Page 2 of 8

revenues generated from the operation of six more Pat & Oscar’s than in the comparable quarter last year were partially offset by negative same store sales growth from Pat & Oscar’s and the operation of eight fewer company-owned domestic Sizzler® restaurants. Net income for the quarter was adversely affected by lower labor productivity and increased employee benefit costs at Sizzler USA resulting in a $0.5 million decline in operating income for the quarter compared to prior year. In addition, at Pat & Oscar’s, lower than anticipated sales at certain restaurants opened outside San Diego, as well as higher labor and marketing costs and an estimated $0.2 million in operating losses directly attributed to the E.coli event resulted in a $0.6 million operating loss for the quarter, a $1.0 million decrease compared to last year’s operating income of $0.4 million.

Total revenues for the twenty-four weeks ended October 12, 2003 were $154.2 million, an increase of 16.7 percent over the $132.1 million reported for the comparable period of last year. Year-to-date net income declined by $0.8 million to $3.9 million, or $0.12 per diluted share, compared to $4.7 million, or $0.17 per diluted share, in the prior year.

International Operations Continue Growth Trend

The company’s international Sizzler and KFC operations maintained their solid sales momentum, and respectively, reported their ninth and tenth consecutive quarters of same store sales growth. Promotions featuring variations of the salad bar add-on theme contributed to Sizzler Australia’s 4.2 percent increase in same store sales. KFC remained focused on offering a mix of promotional items for individual diners and families and also launched a campaign around the national football championships. These initiatives resulted in a 12.8 percent increase in same store sales for the second quarter.

Sizzler USA Initiatives

During the quarter, Sizzler USA continued its television advertising campaign that features a new, recurring character called the “Try It Guy.” This, combined with seven restaurants that have now been updated with both interior and exterior remodels and 15 restaurants that have the smaller-scale exterior-only remodels, contributed to the 2.3 percent increase in combined company-owned and franchise same store sales for the quarter. “Although we are pleased with the recent sales momentum at Sizzler, we are concerned with our operating margins and have turned our focus to labor productivity,” commented Charles Boppell, CEO of Worldwide Restaurant Concepts, Inc.

The division continued to make progress on its program to transition ownership of company-owned restaurants in the New York area to franchisees and other third parties. To date, three restaurants have been sold, including two that were acquired by a new franchisee who will also manage two additional restaurants for the duration of their leases. Six additional restaurants are expected to be transitioned during the next six to nine months. During the quarter, Sizzler USA also identified ten locations in California for transition to franchisee ownership over the next twelve months. This geographic realignment is part of the division’s strategy to grow the Sizzler brand through franchising with area development agreements with new and existing franchisees. Since January, Sizzler has successfully negotiated development agreements representing a total of 20 new franchise locations, including a five-year, five-restaurant development agreement for Puerto Rico signed during the second quarter.

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Worldwide Restaurant Concepts, Inc. Page 3 of 8

Pat & Oscar’s E.coli and Development Update

During the quarter, the company was notified by various health department officials that Pat & Oscar’s was the focal point of an investigation into a potential outbreak of E.coli at several of its San Diego restaurants. The first news reports covering the E.coli outbreak surfaced during the last week of the quarter and resulted in initial sales declines of 55 to 60 percent in San Diego. The company estimates the incident accounted for 2.5 points of Pat & Oscar’s 6.0 percent decline in same store sales for the quarter. To restore local community confidence in Pat & Oscar’s, the company offered free pizza, salad and breadsticks to all San Diego-area dine-in guests for three days in late October. In addition, Pat & Oscar’s is currently airing its first television campaign, which runs for six weeks in the San Diego market. It features the $24.99 family “Build-A-Meal” promotion and offers many of the brand’s signature items, including breadsticks, chicken, ribs and pizza. This advertising, combined with positive local media coverage of the free dine-in event, has strengthened customer traffic, but San Diego-area sales are currently running 20 to 30 percent lower than prior year.

The company has signed leases for three Southern California sites and anticipates opening two of these locations during the current fiscal year.

“Obviously, we are disappointed with the results for the quarter and have implemented a temporary slow down in our expansion plans. For the remainder of this fiscal year, we will be focusing our efforts on turning sales around while improving our Pat & Oscar’s operating margins,” Mr. Boppell added.

Investor Conference Call

Worldwide Restaurant Concepts will be holding an investor conference call today at 11:00 a.m. ET to discuss the company’s financial and operational results. Investors will have the opportunity to listen to the conference call over the Internet at www.wrconcepts.com or www.fulldisclosure.com. To listen to the live call, please go to either web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay, also at www.wrconcepts.com and www.fulldisclosure.com, will be available shortly after the call.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc. operates, franchises or joint ventures 317 Sizzler® restaurants worldwide, 112 KFC® restaurants primarily located in Queensland, Australia, and 21 Pat & Oscar’s® restaurants. Additional information about the Company can be found at www.wrconcepts.com.

Certain statements contained in this document may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may include but are not limited to statements regarding: (i) continuing growth in revenues and earnings; (ii) the opening of two new Pat & Oscar’s restaurants during fiscal 2004; and (iii) the transitioning of Company-owned Sizzler locations in the New York area and selected California restaurants to franchisees and other third parties.

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Worldwide Restaurant Concepts, Inc. Page 4 of 8

Worldwide Restaurant Concepts cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements contained herein. Such factors include, but are not limited to: (a) the Company’s ability to implement its strategic plan and manage its costs and expenses; (b) the ability to design marketing and product initiatives resulting in same store sales growth; (c) the availability of capital to upgrade the facilities at its domestic Sizzler® locations and build new Pat & Oscar’s restaurants; (d) the Company’s ability to identify new and existing franchisees and other third parties to purchase New York area and selected California restaurants; (e) economic conditions, both generally and as they affect the restaurant industry in particular; and (f) other risks as detailed from time to time in the Company’s SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.

[tables to follow]

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Worldwide Restaurant Concepts, Inc. Page 5 of 8

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE TWELVE WEEKS ENDED OCTOBER 12, 2003 AND OCTOBER 13, 2002
(Unaudited)
(In thousands, except per share data)

	October 12, 2003	October 13, 2002

Revenues
Restaurant sales	$ 74,304	$62,493
Franchise revenues	2,038	1,944

Total revenues	76,342	64,437

Costs and Expenses

Cost of sales	25,524	21,089
Labor and related expenses	20,605	17,569
Other operating expenses	19,147	15,655
Depreciation and amortization	2,499	2,158
General and administrative expenses	6,763	5,554

Total operating costs	74,538	62,025

Operating income	1,804	2,412

Interest expense	699	619
Investment income	153	278

Income before income taxes and minority interest	1,258	2,071
Minority interest benefit	(40)	—

Income before income taxes	1,298	2,071
Provision for income taxes	980	647

Net income	$ 318	$ 1,424

Basic earnings per share	$ 0.01	$ 0.05

Diluted earnings per share	$ —	$ 0.05

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Worldwide Restaurant Concepts, Inc. Page 6 of 8

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE TWENTY-FOUR WEEKS ENDED OCTOBER 12, 2003 AND OCTOBER 13, 2002
(Unaudited)
(In thousands, except per share data)

	October 12, 2003	October 13, 2002

Revenues
Restaurant sales	$ 150,071	$128,177
Franchise revenues	4,091	3,949

Total revenues	154,162	132,126

Costs and Expenses
Cost of sales	51,079	43,348
Labor and related expenses	41,103	35,757
Other operating expenses	37,812	31,265
Depreciation and amortization	5,124	4,329
General and administrative expenses	12,171	11,203

Total operating costs	147,289	125,902

Operating income	6,873	6,224

Interest expense	1,251	1,252
Investment income	261	469

Income before income taxes and minority interest	5,883	5,441
Minority interest benefit	(38)	—

Income before income taxes	5,921	5,441
Provision for income taxes	2,050	760

Net income	$ 3,871	$ 4,681

Basic earnings per share	$ 0.14	$ 0.17

Diluted earnings per share	$ 0.12	$ 0.17

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Worldwide Restaurant Concepts, Inc. Page 7 of 8

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands)

ASSETS	October 12, 2003	April 30, 2003

Current Assets:
Cash and cash equivalents	$ 29,762	$ 26,303
Restricted cash	6,692	2,050
Receivables, net of an allowance of $571 at
October 12, 2003 and $695 at April 30, 2003	2,921	2,560
Inventories	4,321	4,448
Deferred income taxes	2,382	2,382
Prepaid expenses and other current assets	2,549	2,205
Assets related to restaurants held for sale	6,184	4,026

Total current assets	54,811	43,974

Property and equipment, net	67,176	67,998
Long-term notes receivable (including $200 of related party
receivables at October 12, 2003 and April 30, 2003), net of an
allowance of $0 at October 12, 2003 and $56 at April 30, 2003	1,185	828
Deferred income taxes	10,319	9,985

Goodwill, net	23,647	23,636
Intangible assets, net of accumulated amortization of
$941 at October 12, 2003 and $799 at April 30, 2003	2,248	2,162
Other assets	906	1,065

Total assets	$160,292	$149,648

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Worldwide Restaurant Concepts, Inc. Page 8 of 8

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except par values)

LIABILITIES AND STOCKHOLDERS’ EQUTY	October 12, 2003	April 30, 2003

Current Liabilities:
Current portion of long-term debt	$ 6,692	$ 6,844
Accounts payable	11,496	14,119
Other current liabilities	22,215	23,529
Income taxes payable	2,076	3,108

Total current liabilities	42,479	47,600

Long-term debt, net of current portion	31,897	18,431

Deferred gains and revenues

Pension liability	13,080	13,326

Total liabilities	96,863	89,072

Minority interest	79	127

Stockholders’ Equity:

Preferred stock, authorized 1,000 shares, $5 par value;
no shares issued and outstanding	—	—
Common stock, authorized 50,000 shares, $0.01 par
value; issued and outstanding 29,379 and 27,379
shares and 29,232 and 27,232 shares at October 12, 2003
and April 30, 2003, respectively	294	292
Additional paid-in capital	280,283	280,001
Accumulated deficit	(201,336)	(205,207)
Treasury stock at cost, 2,000 shares at October 12, 2003
and at April 30, 2003	(4,135)	(4,135)
Accumulated other comprehensive loss	(11,756)	(10,502)

Total stockholders’ equity	63,350	60,449

Total liabilities and stockholders’ equity	$ 160,292	$ 149,648

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